UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 1, 2007

U.S. Concrete, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26025	76-0588680
(Commission File Number)	(IRS Employer Identification No.)

2925 Briarpark, Suite 1050, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 499-6200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

          As previously reported in U.S. Concrete, Inc.’s Current Report on Form 8-K dated March 26, 2007, several subsidiaries of U.S. Concrete entered into a contribution agreement with the Edw. C. Levy Co. relating to the formation of a ready-mixed concrete joint venture that will operate in Michigan.  The joint venture will be conducted through a newly formed limited liability company, which will have several operating subsidiaries.  Under the contribution agreement, U.S. Concrete subsidiaries will become members of the limited liability company by contributing their ready-mixed concrete and related concrete products assets in Michigan (excluding working capital) to the joint venture in exchange for an aggregate 60 percent ownership interest, and the Edw. C. Levy Co. will become a member by contributing all of its ready-mixed concrete and related concrete products assets (excluding working capital) for a 40 percent ownership interest.  In connection with the Contribution Agreement, the relevant U.S. Concrete subsidiaries and the Edw. C. Levy Co. sold their respective ready-mixed concrete raw materials inventories to the joint venture. In addition, the relevant U.S. Concrete subsidiaries sold their building materials resale inventories and certain other assets to the joint venture The joint venture, which will operate primarily under the trade name Superior Materials, will own and operate 28 ready-mixed concrete plants, a 24,000-ton cement terminal and approximately 300 ready-mixed concrete trucks.

          The effective dates for the contributions under the contribution agreement were April 1, 2007 and April 2, 2007.  In conjunction with the contributions and other joint venture formation transactions, a series of ancillary agreements were entered into effective as of April 1, 2007 and April 2, 2007.  Those agreements include:

•

an operating agreement, which, among other things, specifies the purposes and powers of the limited liability company, provides for a buy-sell provision that may be triggered by either the U.S. Concrete member subsidiaries or Levy at any time after the third anniversary of the effective date, establishes governance provisions (including a five-person board of directors, with three members designated by U.S. Concrete’s member subsidiaries, and including super-majority voting requirements applicable to specified types of significant decisions by the board of directors), and provides for the allocation of profits and losses of the limited liability company to its members (generally in accordance with their respective ownership interests, subject to special allocation provisions for 2007, pursuant to which the U.S. Concrete member subsidiaries would collectively receive special allocations of the first $2.1 million of the joint venture’s profit for 2007 (or if that profit is less than $2.1 million, Levy would pay the U.S. Concrete member subsidiaries an amount equal to the lesser of 40% of the difference between $2.1 million and the joint venture’s actual profit for 2007, and $840,000), and subject to special allocation provisions for 2008 and 2009, pursuant to which the U.S. Concrete member subsidiaries would collectively receive special allocations of the first $750,000 of the joint venture’s profits for each of 2008 and 2009); and

•

a guaranty agreement, under which U.S. Concrete is guarantying the performance by its subsidiaries of their respective obligations under the contribution agreement, the operating agreement and several other agreements being entered into in connection with the formation of the joint venture.

          The terms of the operating agreement and the guaranty, copies of which are being filed as Exhibits 10.1 and 10.2, respectively, to this report, are hereby incorporated by reference in their entirety.

          Concurrently with the joint venture formation transactions, several agreements were entered into by the joint venture. These included: (a) a supply agreement, with a minimum term of ten years and a mutual extension option, which provides for Levy to supply the joint venture with a minimum of 600,000 tons of aggregates per calendar year, with competitive pricing terms, from Levy’s sand, gravel, stone, blast furnace and resale aggregates business (which Levy is retaining); (b) a lease and extraction agreement, under which one of U.S. Concrete’s subsidiaries is leasing an aggregates quarry in Michigan to an affiliate of Levy (such U.S. Concrete subsidiary is retaining the quarry property), with the term of the lease being for 10 years and the Levy affiliate having the right to extend for up to five consecutive one-year option terms, and with the agreement requiring the Levy affiliate to mine and sell a minimum of 266,667 tons per year through the end of 2012, and 200,000 tons per year thereafter; and (c) an asstes purchase agreement, which relates to the lease and extraction agreement and under which the Levy affiliate purchased the machinery, equipment and inventory related to the Michigan quarry for $1.15 million.

          For financial reporting purposes, U.S. Concrete expects to include the joint venture in U.S. Concrete’s consolidated accounts.

Item 2.01	Completion of Acquisition or Disposition of Assets

          Please read Item 1.01 for a discussion of the entry into contribution arrangements and related transactions by certain of U.S. Concrete’s subsidiaries and Levy in connection with the formation of a new joint venture, which discussion is incorporated by reference into this Item 2.01.

Item 9.01	Financial Statements and Exhibits

(b)	Pro Forma Financial Information.

          The following unaudited pro forma financial information reflects our historical results as adjusted on a pro forma basis to give effect to the disposition of 40% of substantially all of our Michigan operations (excluding quarry assets and working captial) through a contribution of those operations to a newly formed joint venture company, Superior Materials Holdings, LLC, in return for a 60% interest in that company, which includes the Michigan ready-mixed concrete operations contributed by the Edw. C. Levy Co.  The unaudited pro forma balance sheet information gives effect to the disposition as if it occurred on December 31, 2006.  The unaudited pro forma statement of operations information for the year ended December 31, 2006 gives effect to the disposition as if it occurred on January 1, 2006.  The pro forma adjustments are based on available information and assumptions that our management believes are reasonable and are described in the related notes. The pro forma balance sheet information gives effect to our 60% interest in the joint venture’s acquisition of the Michigan ready-mixed concrete operations contributed by the Edw. C. Levy Co., as we believe it was necessary to do so to accurately reflect the disposition of our Michigan operations. However, the pro forma income statement information does not give effect to our 60% interest in the joint venture’s acquisition of the Michigan ready-mixed concrete operations contributed by the Edw. C. Levy Co., as we are still evaluating whether that acquisition meets the level of significance so as to require the pro forma effect to be reflected in the unaudited pro forma financial information pursuant to the rules and regulations of the SEC governing the preparation and disclosure of such pro forma financial information, along with any audited historical financial statements which may be required by the SEC’s rules and regulations.

          The historical balance sheet and statement of operations information for the year ended December 31, 2006 is derived from our audited historical consolidated financial statements and the unaudited historical balance sheet and statement of operations of our Michigan operations.

          The unaudited pro forma financial statement information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations which would have been realized had the disposition been effective as of or for the periods presented or the financial position or the results of operations of U.S. Concrete and its subsidiaries (including our consolidation of Superior Materials Holdings, LLC) in the future.  The unaudited pro forma financial information as of and for the period presented may have been different had the transactions actually been completed as of or during the period due to, among other factors, effects of goodwill impairments and various “Risk Factors” discussed under Item  1A. of our annual report on Form 10-K for the year ended December 31, 2006.

          The pro forma adjustments reflecting the disposition of substantially all of our Michigan operations (excluding quarry assets and working capital) in return for a 60% interest in Superior Materials Holdings, LLC are based on various preliminary estimates and assumptions.  The actual adjustments to our consolidated financial statements will be affected by a number of factors, including Superior Materials Holdings, LLC becoming part of our consolidated financial statements, with the outside interest being reflected as minority interest in our consolidated balance sheet and statement of operations, reflecting the Edw. C. Levy Co.’s ready-mixed operations results in the balance sheet and statement of operations of Superior Materials Holdings, LLC, final appraisals, final settlement of contractual post-closing adjustments, and additional information available at such time.  Accordingly, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the differences could be material.

          You should read the unaudited pro forma financial information in conjunction with the historical consolidated financial statements and related notes thereto of U.S. Concrete included in our annual report on Form 10-K for the year ended December 31, 2006.

U.S. CONCRETE, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006
(in thousands)

		Pro Forma

	U.S. Concrete, Inc.	Disposition Adjustments		Combined

Sales	$789,522	$—		$789,522
Cost of goods sold before depreciation, depletion and amortization	649,351	—		649,351
Goodwill and other asset impairments	38,964	—		38,964
Selling, general and administrative expenses	66,430	—		66,430
Depreciation, depletion and amortization	22,322	—		22,322

Income from operations	12,455	—		12,455
Interest income	1,604	—		1,604
Interest expense	23,189	—		23,189
Other income, net	1,850	—		1,850
Minority Interest	—	414	2(a)	414

Income (loss) before income tax provision (benefit)	(7,280)	414		(6,866)
Income tax provision (benefit)	810	93	2(e)	903

Net income (loss)	$(8,090)	$321		$(7,769)

Earnings (loss) per share:
Basic	(0.22)			(0.21)
Diluted	(0.22)			(0.21)
Number of shares used in calculating earnings (loss) per share:
Basic	36,847	—		36,847
Diluted	36,847	—		36,847

See Notes to Unaudited Pro Forma Financial Information

U.S. CONCRETE, INC.
UNAUDITED PRO FORMA BALANCE SHEET
December 31, 2006
(in thousands)

		Pro Forma

	U.S. Concrete, Inc.	Disposition Adjustments		Combined

ASSETS
Current Assets:
Cash and cash equivalents	$8,804	$1,000	2(b)	$9,804
Trade accounts receivable, net	109,161	—		109,161
Inventories	33,777	3,175	2(c)	36,952
Prepaid expenses	2,984	—		2,984
Other current assets	6,935	—		6,935
Deferred income taxes	9,461	—

Total current assets	171,122	4,175		175,297

Properties, plant and equipment, net	281,021	16,395	2(b)	297,416
Goodwill	251,499	—		251,499
Other assets	13,004	—		13,004

Total assets	$716,646	$20,570		$737,216

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$3,764	$—		$3,764
Accounts payable	49,785	3,175	2(c)	52,960
Accrued liabilities	52,886	—		52,886

Total current liabilities	106,435	3,175		109,610

Long-term debt, net of current maturities	299,528	—		299,528
Other long-term obligations and deferred credits	7,594	135	2(b)	7,729
Deferred income taxes	33,512	—		33,512

Total liabilities	447,069	135		450,379

Minority Interest	—	17,260	2(d)	17,260
Stockholders’ equity:
Common stock	39	—		39
Additional paid-in capital	262,856	—		262,856
Treasury stock	(1,859)	—		(1,859)
Retained earnings	8,541	—		8,541

Total stockholders’ equity	269,577	—		269,577

Total liabilities and stockholders’ equity	$716,646	$20,570		$737,216

See Notes to Unaudited Pro Forma Financial Information

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

1.	Basis of Presentation

                    The unaudited pro forma balance sheet information as of December 31, 2006 has been adjusted to give effect to the disposition of 40% of substantially all of our Michigan operations through a contribution of those operations to a newly formed joint venture company, Superior Materials Holdings, LLC, in return for a 60% interest in that company, which includes the Michigan ready-mixed concrete operations contributed by the Edw. C. Levy co.   The unaudited pro forma statement of operations information for the year ended December 31, 2006 gives effect to the disposition transaction as if it had occurred at the beginning of the period presented.  The pro forma balance sheet information gives effect to our 60% interest in the joint venture’s acquisition of the Michigan ready-mixed concrete operations contributed by the Edw. C. Levy Co., as we believe it was necessary to do so to accurately reflect the disposition of our Michigan operations. However, the pro forma income statement information does not give effect to our 60% interest in the joint venture's acquisition of the Michigan ready-mixed concrete operations (excluding working captial) contributed by the Edw. C. Levy Co., as we are still evaluating whether that acquisition would meet a level of significance which would require the pro forma effect to be reflected in the unaudited pro forma financial information and presentation of audited financial statements of those operations for certain periods pursuant to the rules and regulations of the SEC governing the preparation and disclosure of such information.  If we determine that the acquisition is significant, we intend to file the required updated pro forma financial information and any required audited financial statements of those acquired operations on or prior to June 15, 2007, the due date for such financial statements as prescribed by the rules and regulations of the SEC.

                    The unaudited pro forma balance sheet information as of December 31, 2006 and the unaudited pro forma statement of operations information have been prepared based on the following information:

a)	audited consolidated financial statements of U.S. Concrete and its subsidiaries as of and for the year ended December 31, 2006;

b)	unaudited historical balance sheet and statement of operations of our Michigan operations as of and for the year ended December 31, 2006;

c)	unaudited net asset contribution information relating to the Michigan ready-mixed concrete operations of the Edw. C. Levy Co. contributed to Superior Materials Holdings, LLC as of April 1, 2007; and

d)	other supplementary information we considered necessary for the purpose of reflecting the disposition transaction reflected in the pro forma financial information.

          The pro forma adjustments reflecting the disposition of 40% of substantially all of our Michigan operations (excluding quarry assets and working capital) in return for a 60% interest in Superior Materials Holdings, LLC are based on various preliminary estimates and assumptions.  The actual adjustments to our consolidated financial statements will depend upon a number of factors, including Superior Materials Holdings, LLC becoming a part our consolidated financial statements, with the outside interest being reflected as minority interest in our consolidated balance sheet and statement of operations, giving effect to the Edw. C. Levy Co.’s  contribution of its ready-mixed concrete operations in the balance sheet and statement of operations of Superior Materials Holdings, LLC, final appraisals, final settlement of contractual post-closing adjustments, and additional information available at such time.  Accordingly, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the differences could be material.  We believe that such assumptions provide a reasonable basis for presenting all the significant effects of the disposition transaction and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma financial information.

2.	Disposition of 40% of U.S. Concrete’s Michigan Operations (excluding working capital and quarry assets)

                    The pro forma adjustments assume the following with respect to the disposition of 40% of substantially all of our Michigan operations (excluding quarry assets and working capital) through a contribution of that business to Superior Materials Holdings, LLC in return for a 60% interest in Superior Materials Holdings, LLC and the contribution by Edw. C. Levy Company of ready-mixed concrete operations and cash to Superior Materials Holdings, LLC in return for a 40% interest:

(a)

Reflects the 40% minority interest in the earnings of substantially all of our Michigan operations for the year ended December 31, 2006.  The minority interest excludes any interest in our goodwill impairment associated with our Michigan operations in the fourth quarter of 2006, as the operating agreement among the members of Superior Materials Holdings, LLC provides that all impairments of goodwill be allocated 100% to the interest of U.S. Concrete rather than at our 60% proportionate interest.  The Edw. C. Levy Co. has no recorded goodwill related to its contribution.

(b)

To reflect the contribution of cash, property, plant and equipment and capital lease obligation by the Edw. C. Levy Company to Superior Materials Holdings, LLC. U.S. Concrete did not contribute cash to Superior Materials Holding, LLC.

(c)	To reflect the sale of ready-mixed concrete materials inventory by the Edw. C. Levy Co. to Superior Materials Holdings, LLC.

(d)	To reflect the 40% minority interest in the net assets of Superior Materials Holdings, LLC included in the unaudited pro forma consolidated balance sheet.

(e)	Represents the pro forma income tax effect of the adjustment described in note 2(a) at an effective income tax rate of 22%, inclusive of state income tax effects.

(d) Exhibits.

Exhibit No.	Exhibit

10.1

Operating Agreement of Superior Materials, LLC dated effective as of April 1, 2007, by and between Kurtz Gravel Company, Superior Materials, Inc. and Edw. C. Levy Co., together with related Joinder Agreement dated effective April 2, 2007, by BWB, Inc. of Michigan, Builders’ Redi-Mix, LLC, USC Michigan, Inc. and Superior Materials Holding, LLC.

10.2	Guaranty dated as of April 1, 2007 by U.S. Concrete, Inc. in favor of Edw. C. Levy Co. and Superior Materials, LLC.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: April 5, 2007	By:	/s/ Robert D. Hardy

Robert D. Hardy
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

10.1

Operating Agreement of Superior Materials, LLC dated effective as of April 1, 2007, by and between Kurtz Gravel Company, Superior Materials, Inc. and Edw. C. Levy Co., together with related Joinder Agreement dated effective April 2, 2007, by BWB, Inc. of Michigan, Builders’ Redi-Mix, LLC, USC Michigan, Inc. and Superior Materials Holdings, LLC

10.2	Guaranty dated as of April 1, 2007 by U.S. Concrete, Inc. in favor of Edw. C. Levy Co. and Superior Materials Holdings, LLC